Exhibit 5.1

BOWEN, RADABAUGH

& MILTON, P.C.

ATTORNEYS AND COUNSELORS

4967 CROOKS ROAD SUITE 150 TROY, MICHIGAN 48098 (248) 641-8000 FACSIMILE (248) 641-8219 www.brmattorneys.com TOLEDO, OHIO OFFICE	GEOFFREY D. MARSHALL GDMarshall@brmattorneys.com

October 24, 2013

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

Re:	Manitex International, Inc.

2013 S-3 Registration Statement

Exhibit 5 Opinion

Gentlemen and Ladies,

We have acted as special counsel to Manitex International, Inc., a Michigan corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”), relating to an aggregate of up to $75,000,000.00 of (i) shares of common stock of the Company, no par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company (the “Preferred Stock”); (iii) debt securities as described in the Registration Statement (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, or other securities (the “Warrants”); (v) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, and Warrants; and (vi) rights to purchase Common Stock, Preferred Stock, Warrants and/or Units (“Purchase Rights”). All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and the Purchase Rights are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the Prospectus, and supplements to the Prospectus filed pursuant to Rule 415 under the Act.

The Debt Securities would be issued under an indenture (the “Indenture”) between the Company and a trustee qualified to act as such under the Trust Indenture Act of 1939 (the “Trustee”).

Manitex International, Inc. – Exhibit 5 Opinion

2013 S-3 Registration Statement

October 24, 2013

The Warrants would be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be specified therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Units would be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).

The Purchase Rights would be issued under a purchase rights agreement (the “Purchase Rights Agreement”) between the Company and a purchase rights agent to be specified therein (the “Purchase Rights Agent”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the:

(i)	Registration Statement, including the Prospectus;

(ii)	The Company’s Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”);

(iii)	Amended and Restated Bylaws of the Company, as amended, as in effect on the date hereof;

(iv)	Minutes and Resolutions of the Company’s Board of Directors

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, with your permission, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company, whether contained in the documents referenced above or otherwise, including all representations and warranties, as being true and correct.

We also have assumed that: (1) at the time of the execution, countersignature, issuance and delivery of the Debt Securities, the related Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms; and (2) at the time of the execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, enforceable against such party in accordance with its terms; and (3) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; and (4) at the time of the execution, countersignature, issuance and delivery of the Purchase Rights, the related Purchase Rights Agreement will be the valid and legally binding obligation of the Purchase Rights Agent, enforceable against such party in accordance with its terms.

Manitex International, Inc. – Exhibit 5 Opinion

2013 S-3 Registration Statement

October 24, 2013

We have assumed further that: (1) at the time of the execution, countersignature, issuance and delivery of any of the Debt Securities, the related Indenture will have been duly authorized, executed, and delivered by the Company and the Trustee and will be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and the Counterparty and will be in full force and effect and will not have been terminated or rescinded by the Company or the Counterparty; (3) at the time of execution, countersignature, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; (4) at the time of the execution, countersignature, issuance and delivery of the Purchase Rights, the Purchase Rights Agreement will have been duly authorized, executed and delivered by the Company and the Purchase Rights Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Purchase Rights Agent; and (5) at the time of execution, countersignature, issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein and the effectiveness of the Registration Statement, we are the opinion that:

1. With respect to the Common Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, the terms of the offering thereof and related, (b) due filing of the Certificate of Amendment to the Certificate of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

Manitex International, Inc. – Exhibit 5 Opinion

2013 S-3 Registration Statement

October 24, 2013

3. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Debt Securities upon payment of the consideration for such Debt Securities provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are components of the Units, the terms of the offering thereof and related matters, and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements, and the Securities that are components of such Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

6. With respect to the Purchase Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Purchase Rights, the related Purchase Rights Agreements and any Securities which are components of the Purchase Rights, the terms of the offering thereof and related matters, and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Purchase Rights, the Purchase Rights Agreements, and the Securities that are components of such Purchase Rights, in each case upon the payment of the consideration therefore provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of Warrants, such Purchase Rights will be validly issued and will entitle the holders thereof to the rights specified in the Purchase Rights Agreements.

Manitex International, Inc. – Exhibit 5 Opinion

2013 S-3 Registration Statement

October 24, 2013

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a) The opinions herein reflect only the application of applicable laws of the State of Michigan (excluding the securities and blue sky laws of such State, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) The opinions set forth in paragraphs 3 and 4 above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any agreement, including but not limited to any Warrant Agreements, Unit Agreements, Purchase Rights Agreements, or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

Manitex International, Inc. – Exhibit 5 Opinion

2013 S-3 Registration Statement

October 24, 2013

(e) We express no opinion as to the enforceability of any provision in any agreement, including but not limited to any Warrant Agreements, Unit Agreements, Purchase Rights Agreements, or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive, (vi) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, or (vii) govern choice of applicable law or conflict of laws.

(f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

(g) No opinion is being offered or provided with respect to the registration or exemption from registration of any securities, under either Michigan or federal law.

The opinions expressed herein represent our professional judgment as to the matters stated, but are not and shall not be construed or deemed to be a guaranty or warranty as to the validity of such matters.

We do not render any opinions except as set forth above. This opinion letter is being delivered by us solely for purposes of the filing of the Registration Statement with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours truly,

/s/ Bowen, Radabaugh & Milton, P.C.